Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos.2-91432, 2-72124, 2-85698, 2-97280, 33-37319, 33-37323, 33-11790, 333-134387, 333-134384, 333-103844, 333-30918, 333-90127, 333-79227, 333-10801, 33-59005, and 33-55613), Form S-3 (File Nos. 2-84252, 33-9706, 33-22196, 33-47213, 333-136451, 333-80781, 333-23025), and Form S-4 (File No. 33-58117, 33-48960, and 33-47213) of Millipore Corporation of our report dated February 28, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2008